Exhibit 10.75

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made and entered into as of this 30 day of September, 2014, by and among CD INTERNATIONAL ENTERPRISES, INC., a Florida corporation (“CD”), CDII MINERALS, INC., a Florida corporation (“CDII”), EM RESOURCE ENTERPRISES, INC., a Florida corporation (“EM” and collectively with CD and CDII, “Debtor”), and MANUEL MUSTAFA (“Secured Party”).

Preliminary Statements

CD is indebted to Secured Party by reason of that certain Promissory Note, dated of even date hereof (the “Note”), in the amount of Two Million and No/100 Dollars ($2,000,000.00) executed by CD in favor of Secured Party. As additional security for the repayment of the Note, CD agreed to cause CDII and EM, wholly-owned subsidiaries of CD, to grant Secured Party a security interest in all of their assets.

In order to secure payment of any and all obligations of CD to Secured Party, whether jointly or severally, now due or to become due, contingent or absolute, however or whenever created, including any future advances, and in consideration of loans, advances, extensions of credit and renewals thereof, made or to be made by Secured Party to Debtor, and for other value received by Debtor, the parties hereto agree as follows:

Terms and Conditions

1.           Grant of Security Interest.  Debtor hereby grants to Secured Party a first and continuing security interest in the Collateral described in Section 2 hereof, and the proceeds thereof, to secure the full and prompt payment of all obligations of CD to Secured Party, whether direct or indirect, contingent or absolute, now or hereafter due or owing to Secured Party from CD by reason of the Note between CD and Secured Party, or of a debt of any kind, nature or description, heretofore, now or hereafter incurred, or held by Secured Party for the account or benefit of or against CD or Debtor arising out of any loan, contract, agreement, guaranty, or other transaction, regardless of any other collateral or security interest held in connection therewith, including any renewals, extensions or changes in form of indebtedness owing by CD or Debtor to Secured Party.

2.           Collateral.  Collateral, as used in this Agreement, shall mean all of Debtor’s presently owned or hereafter acquired Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments and General Intangibles, as those terms are hereinafter defined, together with the proceeds and products of all of the foregoing.

A.           “Accounts” means any account receivable, including any rights of payment for goods sold or leased or for services rendered, which is not evidenced by an instrument (as defined in the Florida Uniform Commercial Code, hereafter referred to as the “Code”) or Chattel Paper, whether or not it has been earned by performance, and in addition includes all property included in the definition of "accounts" as used in the Code, together with any guaranties, letters of credit and other security therefor.

B.           “Inventory” means all goods, merchandise, raw material, good in process, finished goods and other personal property now owned or hereafter acquired which is held for sale or furnished or to be furnished under a contract for services or raw materials, and all work in process and materials used or consumed or to be used or consumed in a Person's business, and in addition, includes all property included in the definition of "inventory" as used in the UCC.

C.           “Equipment” has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference.

D.           “Instruments” has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and includes, without limitation, a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary indorsement or assignment.

E.           “General Intangibles” means all intangible personal property (including things in action) except Chattel Paper and instruments (as defined in the Code), including all contract rights, copyrights, trademarks, trade names, service marks, patents, patent drawings, designs, formulas, rights to a Person's name itself, customer lists, franchise rights, goodwill, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of a Person, all licenses and permits, all computer programs and other software owned by a Person or which a Person has the right to use, and all rights for breach of warranty or other claims for funds to which a Person may be entitled, and in addition includes all property included in the definition of "general intangibles" as used in the UCC.

F.           “Account Debtors” shall mean the parties who are obligated on or under any Account.

3.           Representations and Warranties of Debtor.  Debtor acknowledges and agrees that Secured Party is relying on the representations and warranties and covenants in this Agreement and the Note as a condition precedent to the extension(s) of credit secured hereby, and that all such representations and warranties and covenants shall survive the execution and delivery of this Agreement, the extension(s) of credit secured hereby, and any bankruptcy, insolvency or similar proceedings.  Debtor hereby represents and warrants to Secured Party and covenants for the benefit of Secured Party as follows:

A.           The only location(s) where it keeps the bulk of its Inventory and Equipment is/are: CD International Enterprises, Inc. (OTC: CDII), 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441, until Secured Party receives written notice of any other locations(s) therefor.

B.           The only other location(s) where it keeps its Inventory is/are: NONE, and Secured Party shall receive written notice of any other location(s) therefor.

C.           The only office(s) where it keeps it records concerning all Accounts is/are: CD International Enterprises, Inc. (OTC: CDII), 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441, and such records shall be maintained at said office until Secured Party receives written notice of any other location(s) therefor.

D.           Debtor will keep and maintain the Collateral which constitutes Equipment in good order and repair at all times.

E.           Until this Agreement is terminated, the Inventory and Equipment shall be insured by Debtor at its expense against all risk to which it is exposed, including flood, fire, theft and windstorm, and against those risks which Secured Party may designate, with policies acceptable to Secured Party.

F.           Debtor is (and with respect to all Collateral acquired hereafter, shall be) the sole lawful owner of the Collateral, free from any adverse claim, lien, security interest, encumbrance or other right, title or interest of any other person except for the security interest created hereby, with good right to pledge, sell, assign or transfer the same, and Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein and affirms that no financing statements covering the Collateral and its proceeds is on file in any public office and, except for the security interests in favor of Secured Party, there is and shall be no adverse lien, security interest or encumbrance on or in the Collateral.  Debtor has the unqualified right and power to grant a security interest in the Collateral to Secured Party as contemplated herein without consent of any person or entity.

G.           Each Account will represent the valid and legally enforceable indebtedness of a bona fide Account Debtor arising from the rendition by Debtor of services and will not be subject to set-offs, counterclaims or defenses; such services will have been performed for, and accepted by, the Account Debtor, and the amount shown as to each Account on Debtor’s books will be the true and undisputed amount owing and unpaid thereon, subject to ordinary contractual adjustments any credits to which the Account Debtor has a right and of which Secured Party has been informed; no agreement under which any deduction or discount may be claimed, except ordinary contractual adjustments and credits as aforesaid, shall be made with any Account Debtor unless written notice thereof has theretofore been or concurrently is given to Secured Party.

H.           Debtor shall pay all expenses and reimburse Secured Party for any expenditure, including reasonable attorneys’ fees, as well as attorneys’ fees incurred in any appellate or insolvency proceedings, in connection with Secured Party’s exercise of its rights and remedies.

I.           Debtor shall sign and execute any financing statement or other document required to perfect Secured Party’s security interests and pay all costs necessary to protect the security interest under this Agreement against the rights or interests of third parties.  Debtor authorizes Secured Party to file, in jurisdictions where this authorization will be given effect, a financing statement signed only by Secured Party describing the Collateral in the same manner as it is described herein and Debtor shall, from time to time, at the request of Secured Party, execute one or more financing statements and such other documents (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Secured Party) and do such other acts and things, all as Secured Party may request, to establish and maintain a valid security interest in the Collateral to secure payment of all liabilities of Debtor to Secured Party.

J.           Debtor will promptly pay all taxes as they become due on the Collateral.

K.           Debtor will (i) keep such books and records pertaining to the Inventory and Accounts as shall be satisfactory to Secured Party, (ii) permit representatives of Secured Party at any time to inspect the Inventory and inspect and make abstracts from Debtor’s books and records pertaining to the Inventory and Accounts, and to make audits thereof, and (iii) furnish to Secured Party such information and reports regarding the Accounts, and Debtor’s financial status as Secured Party may from time to time reasonably require.

L.           The execution and delivery of this Agreement do not and shall not (i) violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Debtor, nor (ii) result in a breach of, or constitute a default under, any indenture, bond, mortgage, lease, instrument, credit agreement, undertaking, contract or other agreement to which Debtor is a party or by which it or its properties may be bound or affected.  This Agreement constitutes the legal, valid and binding obligation of the Debtor, and is enforceable against the Debtor in accordance with its terms.

4.           Covenants of Debtor.  Debtor covenants and agrees that it will not:

A.           Permit any liens or security interests (other than those permitted by this Agreement) to attach to any of the Collateral.

B.           Permit any of the Collateral to be levied upon under legal process or be subject to any unpaid charge, including taxes.

C.           Sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein, or offer to do so, without the prior written consent of Secured Party, except in the usual and customary course of Debtor’s business.

D.           Permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement.

E.           Permit any of the Collateral to be or become a fixture (and it is expressly covenanted, warranted and agreed that the Collateral and every part thereof, whether affixed to any realty or not, shall be or remain personal property) or become an accession to other goods or property unless Secured Party has a first priority perfected security interest or mortgage lien in or upon the realty or other goods or property.

F.           Use the Collateral or permit the same to be used in violation of any statute or ordinance.

5.           Protection of Collateral.  Until notice in writing from Secured Party of the revocation of Debtor’s authority, Debtor will, at Debtor’s own cost and expense, and subject at any time or times to Secured Party’s right to direct and control (it being understood that in the absence of specific instructions, Debtor is to use its best judgment to protect Secured Party’s interest):

A.           Endeavor to collect or cause to be collected from Account Debtors indebted on Accounts, as and when due, any and all amounts, including interest, owing under or on account of each Account.

B.           In case any legal action shall be instituted with respect to any Account, it is understood that the Account may, upon Debtor’s request and at Secured Party’s option, be reassigned to Debtor, without recourse, by Secured Party in order to place Debtor in a position to proceed with such action.

6.           Default.  Debtor shall be in default under this Agreement upon the happening of any of the following events, circumstances or conditions, to wit:

A.           An Event of Default shall occur as specified in the Note.

B.           Failure to pay promptly when the same shall become due, any present or future obligations of Debtor to Secured Party.

C.           Failure by Debtor to comply with or perform any provision of this Agreement, or any provision of any document contemplated by or delivered in connection with this Agreement or the Note, on its part to be complied with or performed.

D.           Any representations or warranties made or given, or to be made or given, by Debtor in this Agreement, the Note, or in any certificate, agreement, instrument of statement contemplated by or made or delivered in connection with this Agreement or the Note shall have been incorrect, false or misleading in any material respect when made.

E.           Breach, or a violation of, any covenant of Debtor made or given in connection with this Agreement, or the Note.

F.           Subjection of the Collateral, or any part thereof, to attachment, charging order, garnishment, levy of execution or other judicial process, or if any involuntary lien or encumbrance shall be filed against any portion of the Collateral.

G.           Any monies, deposits or other property of Debtor now or hereafter on deposit with, or in the possession or under control of Secured Party shall be attached or become subject to distrain proceedings or any order or process of Court.

H.           The dissolution or merger or consolidation or termination of existence of Debtor, or the failure or cessation or liquidation of the business of Debtor, or if the person(s) controlling Debtor shall take any action authorizing or leading to the same.

I.           If Debtor shall become insolvent or unable to pay its debts as they become due.

J.           The anticipatory repudiation by Debtor of any of its obligations under the Note, or any declaration by Debtor of intention not to perform any such obligations as and when the same become due.

K.           The disposition, transfer or exchange of all or substantially all of Debtor’s assets for less than fair market value; or the entry of any judgment against Debtor; or the issuance of any levy, attachment, execution, charging order, garnishment or other process, or the filing of any lien, against any property of Debtor.

L.           If Debtor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, apply to or petition any tribunal for the appointment of a custodian, receiver, intervenor or trustee for Debtor or a substantial part of debtor’s assets; or if Debtor shall commence any proceeding under any bankruptcy, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether nor or hereafter in effect; or if any such petition or application shall have been filed or proceeding commenced against Debtor or if any such custodian, receiver, intervenor or trustee shall have been appointed.

M.           If Debtor shall have concealed, transferred, removed, or permitted to be concealed or transferred or removed, any part of its property with intent to hinder, delay or defraud any of its creditors; or Debtor shall have made or suffered a transfer of any of its properties which may be invalid under any bankruptcy, fraudulent conveyance, preference or similar law; or if Debtor shall have made any transfer of its properties to or for the benefit of any creditor at a time when other creditors similarly situated have not been paid.

N.           The failure to obtain any permit, license, approval or consent from, or to make any filing with, any governmental authority (or the lapse or revocation or rescission thereof once obtained or made) which is necessary in connection with the execution or delivery or enforcement of this Agreement, the Note, or the performance of any obligations under this Agreement or the Note by Debtor.

O.           If it shall become unlawful for Secured Party to extend credit to Debtor, or to maintain any credit so extended, or for Debtor to perform any of its obligations under this Agreement or the Note.

P.           If any governmental authority (or any person acting or purporting to act under governmental authority) shall take any action to condemn, assume custody or control of, seize or appropriate all or any substantial part of Debtor’s property or to displace the management of Debtor’s business.

7.           Remedies.  Upon the occurrence of any one or more of the events, circumstances or conditions of default as set forth in Section 7 above, which is not cured within any applicable grace period within which cure may be effected, as may be otherwise provided in the Note (but the presence of this provision herein shall not be interpreted to provide for any grace period, which must be expressly stated in the Note if they are to apply):

A.           All of the obligations and liabilities of Debtor to Secured Party evidenced herein or secured hereby shall immediately be due and payable without notice to Debtor notwithstanding any extension or deferral of any of the obligations or liabilities granted by Secured Party prior to such event of default, and, notwithstanding any terms or provisions in any promissory note or other instrument or document evidencing any portion of the obligation or liabilities executed prior to such event of default.

B.           Secured Party, at its option, may:

(1)           Enter upon Debtor’s premises peaceably by Secured Party’s with legal process and take possession of the Collateral (and any books, records, files, papers, information and other data pertaining thereto), or dispose of the Collateral on Debtor’s premises and Debtor agrees not to resist or interfere.

(2)           Require Debtor, at the expense of Debtor, to assemble the Collateral (including all books, records, files, papers, information and other data pertaining thereto) taking all necessary or appropriate action to preserve and keep it in good condition, and make it available to the Secured Party at a place to be designated by Secured Party, reasonably convenient to both parties.

(3)           Notify any Account Debtor(s) or Debtors obligated with respect to any Collateral of Secured Party’s right to payment and direct such Account Debtors to made payment of all amounts due or to become due directly to Secured Party.  Upon such notification, Secured Party shall have the right to enforce collection of each such Account in the same manner and to the same extent as Debtor might have done.  Debtor constitutes and appoints Secured Party its attorney-in-fact in its place and stead with full power of substitution in its or Debtor’s name to receive and open all mail addressed to Debtor; to sign Debtor’s name on any invoice or bill of lading relating to any Account, or drafts against customers; to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due and to become due under and by virtue of any Account; to endorse checks, drafts and other instruments for the payment of money payable to Debtor; to settle, compromise, prosecute or defend any action, claim, or proceeding with respect thereto; to sell, assign, pledge, transfer and make any agreement respecting, or to otherwise deal with, the same; and to do all other acts and things necessary to carry out this Agreement; provided, however, that nothing herein contained shall be construed as requiring or obligating Secured Party to make any such demand, to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action with respect to any such Account for the moneys due or to become due thereunder or the property covered thereby or to any related document; and no action taken or omitted to be taken by Secured Party with respect thereto shall give rise to any defense, counterclaim or offset in favor of Debtor, or any guarantor, or to any claim or action against Secured Party.

(4)           At any time or times, and without notice to Debtor, appropriate and apply to the payment or reduction of any portion of Debtor’s obligations to Secured Party, whether or not then due, any and all money or property now or hereafter held by Secured Party on deposit or otherwise to the credit of or belonging to Debtor.

(5)           But shall not be obligated to, assert or enforce any rights, powers, remedies, privileges or security interests hereunder or to take any action in reference thereto, and Secured Party may, in its discretion and at any time, relinquish its rights as to particular Collateral hereunder without thereby affecting or invalidating the rights of Secured Party as to any other Collateral.

C.           In conjunction with and in addition to all of the rights, powers, remedies and privileges herein provided to Secured Party upon default by Debtor, Secured Party shall have all the rights, powers, remedies and privileges accorded to (a) a secured party by the Uniform Commercial Code in effect as of the date of this Agreement and as may be hereafter amended and (b) a creditor under any other applicable law.

D.           Unless the Collateral is perishable or threatens to decline speedily in value or is a type customarily sold on a recognized market, Secured Party will give Debtor and any guarantors reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.

E.           In the event that written notice is necessary under this Agreement or under applicable law, written notice to Debtor, at the address set forth herein or otherwise designated in writing, ten (10) business days prior to the date of public sale of any of the Collateral, or prior to the date after which private sale or any other disposition of said Collateral will be made, shall constitute reasonable notice; but notice given in any other reasonable manner or at any other reasonable time shall also be sufficient.  In the event of any sale any other reasonable time shall also be sufficient.  In the event of any sale or other disposition of any such Collateral, Secured Party may, at its option, apply the proceeds of any such sale or disposition to the satisfaction of reasonable attorneys’ fees, legal expenses, and any and all other costs and expenses incurred in connection with the taking, re-taking, holding, preparing for sale, and selling of the Collateral before applying same to any other indebtedness.  Without precluding any other method of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of commercial banks disposing of similar property; but, in any event, Secured Party may sell on such terms as it may choose, without assuming any risk by relying upon the credit of any prospective buyer, and without any obligation to advertise or give notice of any kind other than such notice as may be expressly required by this Agreement or under applicable law.  Secured Party may sell all of the Collateral, or any part or unit thereof, at one or more sales.

F.           Debtor will deliver to Secured Party or deposit with Secured Party, at Secured Party’s option,  in the form received (properly endorsed for collection, wherever required), all proceeds of Collateral received by Debtor, immediately upon receipt by Debtor, and prior to such delivery or deposit will not commingle such proceeds with any other funds or property of Debtor and will hold such proceeds as an express trust for Secured Party until such delivery or deposit.

G.           Debtor authorizes Secured Party to change the mailing address at which mail, addressed to Debtor, would otherwise be received and authorizes Secured Party or its representative to open such mail received at the changed address.

H.           No waiver of or acquiescence in any default shall operate as a waiver of, or acquiescence in, any other default then existing or thereafter occurring, whether or not such other default be of the same type as that waived or acquiesced in.  No delay or omission on the part of Secured Party in exercising any right, power, remedy or privilege hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right, power, remedy or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

I.           Debtor shall remain liable for any deficiency remaining after any sale or other disposition of the Collateral or any portion thereof.

J.           All of the rights, powers, remedies and privileges of Secured Party in the event of default by Debtor, as provided under this Agreement and under applicable law, including, but not limited to, the Uniform Commercial Code, shall be cumulative and in addition one to the other, and in addition to those rights, powers, remedies and privileges afforded Secured Party under the provisions of any promissory note or other document contemplated by or delivered in connection with this Agreement, the Note, or in connection with any other agreement by and between Debtor and Secured Party, and such rights, powers, remedies and privileges may be exercised singly or concurrently on one or more occasions.

8.           General.

A.           Debtor and Secured Party, as used in this Agreement, include the heirs, legal representatives, successors and assigns of those parties.

B.           The singular pronoun, when used herein, shall include the plural and the neuter shall include masculine and feminine.  If this Agreement is not dated when executed by the Debtor, the Secured Party is authorized, without notice to the Debtor, to date this Agreement.  This Agreement shall become effective as of the date of this Agreement.

C.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.  Without the consent of Debtor, Secured Party from time to time may re-hypothecate any or all Collateral held by Secured Party and/or may transfer or assign this Agreement or any of Secured Party’s rights hereunder in whole or in part to any person whomsoever and may act on behalf or as the agent of any such person in enforcing this Agreement. To the extent of such transfer or assignment, any such transferee or assignee shall have all the rights of Secured Party hereunder and Secured Party shall be thereafter relieved from any liability with respect to any Collateral so assigned or transferred. In connection with any of the foregoing, Secured Party may disclose any and all information held by or known to Secured Party at any time with respect to Debtor or the Collateral. Without the prior written consent of Secured Party (which it may grant or withhold in its sole discretion), Debtor shall not assign this Agreement nor delegate any of Debtor’s duties hereunder.

D.           In the event of any inconsistency between the terms and provisions of this Agreement and the Note, the terms and provisions of this Agreement shall control.

E.           With respect to any legal action or proceeding arising under this Agreement or concerning the Collateral, the Debtor, to the fullest extent permitted by law, hereby:  (a) submits to the jurisdiction of the state and federal courts in the State of Florida; (b) agrees that the venue of any such action or proceeding may be laid in Miami-Dade County (in addition to any county in which any of the Collateral is located) and waives any claim that the same is an inconvenient forum; and (c) waives any right to interpose any set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding, and waives all provisions and requirements of law for the benefit of Debtor now or hereafter in force.  No provision of this Agreement shall limit Secured Party’s right to serve legal process in any other manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction.

Except as otherwise provided in this Agreement for service of legal process, any notice to Debtor shall be in writing and shall be deemed sufficiently made if delivered personally or by a well-recognized reputable firm of couriers or if transmitted by postage prepaid first class mail (airmail if international) or by telegraph or by telex with confirmed answer back, to the respective address appearing on the signature page of this Agreement for such person (or, if none appears, to any address for such person then registered in Secured Party’s records).  Any notice to Secured Party shall be directed to the attention of a manager, a vice-president, or higher ranking officer of each of the entities comprising the Secured Party hereunder and shall be made in writing in the foregoing manner and shall be deemed sufficient when received by Secured Party at the following address: Capital Express LLC, 791 Crandon Boulevard, Apartment 907, Key Biscayne, Florida 33149. Any party may change its address for notice by giving written notice of the change in accordance with this section.

F.           Whenever used in this Agreement, the term “person” means any individual, firm, corporation, trust or other organization or association or other enterprise or any governmental or political subdivision, agency, department or instrumentality thereof.  Whenever used in this Agreement, the terms “written” or “in writing” mean any form of written communication and any communication by means of telex, facsimile device, telegraph or cable. Captions and section headings contained in this Agreement are for convenience only and shall not affect its interpretation. Whenever used in this Agreement and unless the context otherwise requires, words in the plural include the singular, words in the singular include the plural, and pronouns of any gender include the other genders.

G.           Time is of the essence with respect to the provisions of this Agreement.  This Agreement may be amended but only by an instrument in writing executed by the party to be burdened thereby.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

9.           SECURED PARTY AND DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY MAKING THE LOANS OR EXTENSIONS OF CREDIT SECURED BY THIS AGREEMENT.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date and year first above written.

DEBTOR:

CDII MINERALS, INC., a Florida corporation

By:     /s/ Manuel Mustafa
Manuel Mustafa, President

Address: CD International Enterprises, Inc. (OTC: CDII) 431 Fairway Drive, Suite 200
Deerfield Beach, FL 33441

EM RESOURCE ENTERPRISES, INC., a Florida corporation

By:      /s/ Manuel Mustafa
Manuel Mustafa, President

Address: CD International Enterprises, Inc. (OTC: CDII) 431 Fairway Drive, Suite 200
Deerfield Beach, FL 33441

CD INTERNATIONAL ENTERPRISES, INC., a Florida corporation

By:        /s/ James Wang
James Wang, Chairman and CEO

Address: CD International Enterprises, Inc. (OTC: CDII) 431 Fairway Drive, Suite 200
Deerfield Beach, FL 33441

SECURED PARTY:

Manuel Mustafa

STATE OF FLORIDA                                                )
COUNTY OF MIAMI-DADE                                                      )

The foregoing instrument was acknowledged before me this ____ day of September, 2014, by MANUEL MUSTAFA, as president of CDII MINERALS, INC., a Florida corporation, on behalf of the corporation.  He is personally known to me or has produced __________________ as identification.

NOTARY PUBLIC, State of Florida

STATE OF FLORIDA                                                )
COUNTY OF MIAMI-DADE                                                      )

The foregoing instrument was acknowledged before me this ____ day of September, 2014, by MANUEL MUSTAFA, as president of EM RESOURCE ENTERPRISES, INC., a Florida corporation, on behalf of the corporation.  He is personally known to me or has produced __________________ as identification.

NOTARY PUBLIC, State of Florida

STATE OF FLORIDA                                                )
COUNTY OF BROWARD                                                )

The foregoing instrument was acknowledged before me this ____ day of September, 2014, by James Wang, as Chairman and CEO of CD INTERNATIONAL ENTERPRISES, INC., a Florida corporation, on behalf of the corporation.  He is personally known to me or has produced __________________ as identification

STATE OF FLORIDA                                                )
COUNTY OF MIAMI-DADE                                                      )

The foregoing instrument was acknowledged before me this ____ day of September, 2014, by Manuel Mustafa, individually.  He/She is personally known to me or has produced __________________ as identification.

NOTARY PUBLIC, State of Florida